SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    Form 8-K

             Current Report Pursuant to Section 12, 13, or 15(d) of
                       The Securities Exchange Act of 1934


                        Date of Report: February 21, 1997



                                 SPX Corporation
               (Exact name of registrant as specified in charter)


   DELAWARE                    1-6948                      38-1016240
(State or other         (Commission File Number)        (I.R.S. Employer
 Jurisdiction of                                       Identification Number)
 Incorporation)


700 Terrace Point Drive
Muskegon, Michigan                                   49443-3301
(Address of principal executive offices)             (zip code)


Registrant's telephone number, including area code:  (616) 724-5000

Item 2.  Acquisition or Disposition of Assets

         On February 7, 1997, pursuant to the terms of the Asset Purchase Agreement dated December 31, 1996 between SPX Corporation ("SPX or the company") and Dana Corporation ("Dana"), SPX consummated the disposition of substantially all the assets and rights used in the manufacture and distribution of piston rings and cylinder liners, known as Sealed Power Division ("SPD"). SPD included the accounts of Sealed Power, a U.S. division owned by SPX, SP Europe Limited Partnership which was 70% owned by SPX, Allied Ring Corporation which was 50% owned by SPX, and Promec which was 40% owned by SPX. In addition, Dana assumed substantially all of the liabilities and obligations of the business, excluding liabilities relating to income and other taxes, certain liabilities arising outside the ordinary course of business, debt and certain employee related liabilities. SPD manufactures and distributes piston rings and cylinder liners to vehicular original equipment manufacturers and to the aftermarket in both North America and Europe.

         Effective November 1, 1996, the company also sold its Hy-Lift Division to W.A. Thomas Company. Hy-Lift manufactured and distributed engine valve train components for both the original equipment market and the aftermarket.

         The gross sales proceeds for SPD were $223 million and Hy-Lift gross sales proceeds were $15 million, aggregating $238 million, and were paid in cash at the closings. The sales price is currently subject to finalization based on closing net book values, but is not expected to change materially. Included in the sales price consideration is a ten year noncompetition agreement which precludes the company from competing with SPD.

         Proceeds from these sales have been used to reduce a portion of the company's long-term debt and have been invested in short-term investments. Future use of the proceeds currently held in short-term investments is being evaluated by management.

Item 7.  Financial Statements, Proforma Financial Information and Exhibits

         (b) Unaudited Proforma Consolidated Condensed Balance Sheet of SPX Corporation as of September 30, 1996 reflecting the disposition of SPD and Hy-Lift as if the sales occurred as of September 30, 1996. Unaudited Proforma Consolidated Condensed Income Statements for the nine months ended September 30, 1996 and for the year ended December 31, 1995 as if the transactions occurred as of the beginning of the periods indicated.

         (c)      Exhibits:

                  Asset Purchase Agreement by and between SPX Corporation and Dana Corporation (without exhibits and schedules).

                                 SPX CORPORATION
                      Introduction to Proforma Consolidated
                         Condensed Financial Information
                                   (unaudited)


         The unaudited Proforma Consolidated Condensed Income Statements for the nine months ended September 30, 1996 and the year ended December 31, 1995 present the results of the continuing operations of SPX Corporation assuming that the divestitures of substantially all the assets and rights used in the manfacturing of piston rings, cylinder liners and valve train components, known as Sealed Power Division ("SPD") and Hy-Lift Division ("Hy-Lift") to Dana Corporation and W.A. Thomas Company, respectively, were consummated as of the beginning of the periods indicated. The statements include all material adjustments necessary to present the historical results to reflect these assumptions. The accounting gain, net of taxes thereon, related to these divestitures is estimated to be approximately $32 million and has not been reflected in the unaudited Proforma Consolidated Condensed Income Statements.

         The unaudited Proforma Consolidated Condensed Balance Sheet as of September 30, 1996 assumes that the divestitures of SPD and Hy-lift occurred on September 30, 1996. The unaudited Proforma Consolidated Condensed Balance Sheet has been presented assuming that the gross sales proceeds, approximately $238 million, were used to pay estimated income taxes of $44.5 million and reduce revolving credit and other debt by $66.3 million. The balance of the gross sales proceeds are included in cash.

         The proforma information does not purport to be indicative of the results of operations or the financial position which would have actually been obtained if the divestitures had been consummated on the dates indicated. In addition, the proforma financial information does not purport to be indicative of results of operations or financial positions which may be obtained in the future.

         The proforma financial information has been prepared by the company and all calculations have been made based upon assumptions deemed appropriate. Certain of these assumptions are set forth under the Notes to Proforma Consolidated Condensed Financial Information. As of this filing date, the company has reasonably completed its quantification of the final accounting for these dispositions based upon currently available information. Such information may be revised at a later date based upon additional information.

         The proforma financial information should be read in conjunction with the company's historical consolidated financial statements and notes thereto in the 1995 Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.



                                 SPX CORPORATION
            PROFORMA CONSOLIDATED CONDENSED BALANCE SHEET (UNAUDITED)
                               SEPTEMBER 30, 1996
                                 (000's omitted)
                                             Proforma Adjustments
                                Historical    Divest       Other       Proforma
                                                (a)
 ASSETS:
 Current Assets:
 Cash and temporary invest.      $ 25,239   $ 238,000   $(110,820)(b)  $ 152,419
 Receivables                      150,967     (33,070)       -           117,897
 Inventories                      133,880     (25,612)       -           108,268
 Deferred income tax asset         44,264        -           -            44,264
 Prepaid expenses and
  other current assets             21,222      (2,176)       -            19,046
                                 --------   ---------   ---------      ---------
     Total current assets        $375,572   $ 177,142   $(110,820)     $ 441,894
 Investments                       21,110     (17,509)       -             3,601
 Property, plant and
  equipment (at cost)             427,878    (174,906)       -           252,972
 Less: Acc. depreciation          230,663    (105,396)       -           125,267
                                 --------   ---------   ---------      ---------
                                 $197,215   $ (69,510)  $    -         $ 127,705
 Costs in excess of net assets
  of businesses acquired          187,516     (59,870)       -           127,646
 Other assets                      25,322      (7,981)       -            17,341
                                 --------   ---------   ---------      ---------
Total assets                     $806,735   $  22,272   $(110,820)     $ 718,187
                                 ========   =========   =========      =========

LIABILITIES AND
 SHAREHOLDERS' EQUITY
Current Liabilities:
 Notes payable and current
  maturities of long-term debt   $  1,755   $    -      $    -         $   1,755
 Accounts payable                  68,214     (17,210)       -            51,004
 Accrued liabilities              148,876     (17,539)       -           131,337
 Income taxes payable               5,250      43,939     (44,500)(b)      4,689
                                 --------   ---------   ---------      ---------
Total current liabilities        $224,095   $   9,190   $ (44,500)     $ 188,785
Long-term liabilities             112,972     (16,079)       -            96,893
Deferred income taxes              11,924      (2,623)       -             9,301
Long-term debt                    284,085        -        (66,320)(b)    217,765
Shareholders' Equity             $173,659   $  31,784        -         $ 205,443
                                 --------   ---------   ---------      ---------
                                 $806,735   $  22,272   $(110,820)     $ 718,187
                                 ========   =========   =========      =========

See Notes to Proforma Consolidated Condensed Financial Information.


                                 SPX CORPORATION
          PROFORMA CONSOLIDATED CONDENSED INCOME STATEMENT (UNAUDITED)
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                  (000's omitted, except for per share amount)
                                            Proforma Adjustments
                              Historical     Divest       Other       Proforma
Revenues                      $  857,910   $(209,043)   $   -        $  648,867
Costs & Expenses
 Cost of products sold           655,795    (186,960)       -           468,835
 Selling, general & admin.       142,951     (11,466)       -           131,485
 Goodwill/intangible amort         5,432      (1,375)       -             4,057
Restructuring charge              15,883      (4,244)       -            11,639
Earnings from equity
 interests                        (4,025)      3,454        -              (571)
                              ----------   ---------    --------     ----------
Operating income from
 continuing operations        $   41,874   $  (8,452)   $   -        $   33,422
Other expense, net                   526           3        -               529
Interest expense, net             24,865        -         (4,919)(c)     19,946
                              ----------   ---------    --------     ----------
Income before income taxes    $   16,483   $  (8,455)   $  4,919     $   12,947
Provision for income taxes         6,355      (3,213)      1,869 (d)      5,011
                              ----------   ---------    --------     ----------
Income from continuing
 operations                   $   10,128   $  (5,242)   $  3,050     $    7,936
                              ==========   =========    ========     ==========

Income from continuing
 operations - per share       $      .73                             $      .57

Weighted average number of
common shares outstanding         13,881                                 13,881

See Notes to Proforma Consolidated Condensed Financial Information.

                                 SPX CORPORATION
          PROFORMA CONSOLIDATED CONDENSED INCOME STATEMENT (UNAUDITED)
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                  (000's omitted, except for per share amount)
                                            Proforma Adjustments
                              Historical     Divest       Other       Proforma
Revenues                      $1,098,103   $(273,461)   $   -        $  824,642
Costs & Expenses
 Cost of products sold           853,537    (260,833)       -           592,704
 Selling, general & admin.       194,485     (14,936)       -           179,549
 Goodwill/intangible amort         8,824      (2,436)       -             6,388
Minority interest (income)         3,278      (3,278)       -               -
Restructuring charge              10,724      (3,724)       -             7,000
Earnings from equity
 interests                        (3,836)      3,526        -              (310)
                              ----------    --------    --------     ----------
Operating income from
 continuing operations        $   31,091   $   8,220    $            $   39,311
Other expense(income), net        (3,060)     (1,883)       -            (1,177)
Interest expense, net             35,729         -        (6,051)(c)     29,678
                              ----------   ---------    --------     ----------
Income (loss) before
 income taxes                 $   (1,578)  $   6,337       6,051     $   10,810
Provision (benefit) for
 income taxes                       (227)        878       2,481 (d)      3,132
                              ----------   ---------    --------     ----------
Income (loss) from
 continuing operations        $   (1,351)  $   5,459    $  3,570     $    7,678
                              ==========   =========    ========     ==========

Income from continuing
 operations - per share       $     (.10)                            $      .58

Weighted average number of
common shares outstanding         13,174                                 13,174

See Notes to Proforma Consolidated Condensed Financial Information.

                                 SPX CORPORATION
         NOTES TO PROFORMA CONSOLIDATED CONDENSED FINANCIAL INFORMATION


(a) Reflects the assets and liabilities of the divested businesses which were sold to or assumed by the purchasers, the gross cash proceeds of $238 million, the estimated income taxes payable on the divestitures of $44.5 million, and the estimated net gain of $31.8 million on the divestitures.

(b) To reflect the use of $110.8 million of the cash proceeds to pay estimated income taxes of $44.5 million and to reduce revolving credit and other debt by $66.3 million.

(c) Reflect reduced interest expense associated with the reduction in revolving credit and other debt. No reduction in the company's senior subordinated notes or its industrial revenue bonds with the proceeds was assumed in the proforma.

(d) Tax effect of interest referred to in (c) above at the company's overall incremental tax rate.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  February 21, 1997                          SPX CORPORATION
                                                    (registrant)


                                                  By s/s Patrick J. O'Leary
                                                     Patrick J. O'Leary
                                                     Vice President, Finance
                                                     and Chief Financial Officer